UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

(Exact Name of Registrant as Specified in Charter)

Switzerland	001-32938	98-0681223
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Gubelstrassee 24

Park Tower, 15th Floor

6300 Zug, Switzerland

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 41-41-768-1080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 31, 2015, Allied World Assurance Company Holdings, AG (“Allied World”) announced that Allied World Assurance Company, Ltd (“AWAC”), a Bermuda company and a wholly-owned subsidiary of Allied World, entered into (i) a Deed of Amendment (the “Hong Kong Amendment”) with Royal & Sun Alliance Insurance plc, a company incorporated in England and Wales (“RSA”), to the Sale of Business Agreement, dated August 22, 2014, by and between AWAC and RSA with respect to the acquisition of RSA’s Hong Kong insurance operations (the “Hong Kong Purchase Agreement”); and (ii) a Deed of Amendment (the “Singapore Amendment” and together with the Hong Kong Amendment, collectively, the “Amendments”) to the Sale of Business Agreement, dated August 22, 2014, between AWAC and RSA with respect to the acquisition of RSA’s Singapore insurance operations (the “Singapore Purchase Agreement” and together with the Hong Kong Purchase Agreement, collectively, the “Purchase Agreements”).

The Amendments adjusted the scope of the assets RSA will transfer to Allied World; amended the purposes for which RSA could inspect the business records of Allied World during a post-closing period for the winding up of RSA’s branches in Hong Kong and Singapore; and reduced the scope of certain post-closing transition services to be provided by Allied World to RSA, for each Purchase Agreement.

The foregoing summary of the Amendments and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Hong Kong Amendment and the Singapore Amendment, which are filed as Exhibits 2.1 and 2.2, respectively, to this Form 8-K, and are incorporated herein by reference.  Allied World previously filed the Hong Kong Purchase Agreement and the Singapore Purchase Agreement as Exhibits 2.1 and 2.2, respectively, to its Current Report on Form 8-K filed on August 25, 2014.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this Form 8-K and the exhibits attached hereto reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreements; the inability to receive the required regulatory approvals to complete the acquisitions; risks that the proposed acquisitions disrupts each company’s current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the acquisitions; the amount of costs, fees, expenses and charges related to the acquisitions; pricing and policy term trends; increased competition; the adequacy of our loss reserves; negative rating agency actions; greater frequency or severity of unpredictable catastrophic events; the impact of acts of terrorism and acts of war; Allied World or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

2.1	Deed of Amendment, dated as of March 31, 2015, by and between Royal & Sun Alliance Insurance plc and Allied World Assurance Company, Ltd related to the Hong Kong branch.

2.2	Deed of Amendment, dated as of March 31, 2015, by and between Royal & Sun Alliance Insurance plc and Allied World Assurance Company, Ltd related to the Singapore branch.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

Dated: March 31, 2015	By:	/s/ Wesley D. Dupont
Name: Wesley D. Dupont
Title: Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Deed of Amendment, dated as of March 31, 2015, by and between Royal & Sun Alliance Insurance plc and Allied World Assurance Company, Ltd related to the Hong Kong branch.

2.2	Deed of Amendment, dated as of March 31, 2015, by and between Royal & Sun Alliance Insurance plc and Allied World Assurance Company, Ltd related to the Singapore branch.